UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
(Amendment No.)

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

Teda Travel Incorporated
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

TEDA TRAVEL INCORPORATED
Suite 1801, Chinachem Johnston Plaza
178 Johnston Road, Wanchai, Hong Kong

INFORMATION STATEMENT

(Definitive)
December 30, 2002

PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 14C AND SCHEDULE 14C THEREUNDER.

GENERAL INFORMATION

         This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of Teda Travel Incorporated, a Florida Corporation (the "Company"), in connection with the removal of David Cheung as Chief Financial Officer and from the Board of Director of the Company and the appointment of Peter Mak as the Chief Financial Officer and to the Board of Directors of the Company.

         The holders of a majority of the outstanding shares of the Common Stock approved the removal of David Cheung and the appointment of Peter Mak by written consent in lieu of a meeting on December 5, 2002 in accordance with the Florida Business Corporation Act ("FBCA"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Company has removed David Cheung as its Chief Financial Officer and from the Board of Directors of the Company and has appointed Peter Mak as the new Chief Financial Officer of the Company and to the Board of Directors of the Company.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on December 5, 2002 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

         You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Rule 14c and Schedule 14C thereunder. Notwithstanding same, the Company has already removed David Cheung and appointed Peter Mak as the new officer and director of the Company.

        This Information Statement is being mailed on or about January 2, 2003 to all Stockholders of record as of the Record Date.

VOTING SECURITIES

As of the date of the Consent by a majority of the shareholders, December 5, 2002, the Company had 5,950,000 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock was, and still is, entitled to one vote on matters submitted for Stockholder approval.

         On December 5, 2002, the holders of 3,927,000 shares (or approximately 66% of the 5,950,000 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the removal of David Cheung and the appointment of Peter Mak. The FBCA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. Since the resolution has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

         The following information table sets forth certain information regarding the Company's common stock owned on December 5, 2002 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names of Directors, Officers and 5% Shareholders	Shares Owned
	Number	Percent
New Nature Development Ltd.	513,000	8.62%
Teda Hotel Management Pte Ltd.	1,197,000	20.12%
Magnolia Group Holdings Ltd.	1,710,000	28.73%
Takeda Developments Limited	1,020,000	17.14%
Shelley Goldstein	525,000	8.82%
Robert Kirk	350,000	5.88%
Terence Lui	280,000	4.71%
Daniel Leung	280,000	4.71%

DIRECTORS AND NAMED EXECUTIVE OFFICERS

Hui Chin Tong, Godfrey (1)	513,000	8.62%
All officers and directors as a group (1 person)	513,000	8.62%

(1)   Hui Chin Tong, Godfrey is the principal shareholder of New Nature Development Ltd and therefore is the beneficial owner of 513,000 shares of the Company's common stock.

DISSENTER'S RIGHTS OF APPRAISAL

         The Stockholders have no right under the FBCA, the Company's Articles of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment.

ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002; and
(2)	Annual Report on Form 10-KSB for the year ended December 31, 2001.

REMOVAL OF DAVID CHEUNG AS CHIEF FINANCIAL OFFICER
AND DIRECTOR OF THE COMPANY AND APPOINTMENT
OF PETER MAK AS CHIEF FINANCIAL OFFICER AND DIRECTOR OF THE COMPANY.

         The Company has removed David Cheung as the Chief Financial Officer and Board of Directors of the Company he was replaced by Peter Mak as the new Chief Financial Officer and Director of the Company. On December 5, 2002, the holders of a majority of the outstanding shares of Common Stock approved change by written consent.

         The general purpose and effect of the change was to replace David Cheung with Peter Mak as the Chief Financial Officer and to the Board of Directors of the Company. The Board of Directors believes that Peter Mak will better assist the Company with its general business, including acquisitions, equity financings and financial reporting. The following set forth a summary of Mr. Mak's background:

         Peter Mak is the former Managing Partner of Arthur Andersen Southern China practice. He is a practicing accountant in Hong Kong, and a fellow member of both the Chartered Association of Certified Accountants in United Kingdom and the Hong Kong Society of Accountants.

         Peter is a specialist in IPOs, merger and acquisition, and corporate finance and has more than fifteen years of experience in these areas. He has been involved in a number of complex cross-border transactions where his expertise in various restructuring and listing issues has contributed to the success of the transactions. He is also the independent director of several Chinese companies, including Great Wall Fund Management Co. Ltd, Chengdu Union Friend and Victor Onward. Peter is a frequent speaker on accounting, auditing and listing matters in conferences held in China, Taiwan, Singapore, Sydney and Hong Kong. He speaks fluent English, Mandarin and Cantonese.

By Order of the Board of Directors

/s/ Hui Chin Ton, Godfrey Hui Chin Tong, Godfrey Managing Director

Exhibit A

RESOLUTION

MAJORITY CONSENT IN LIEU OF A
MEETING OF SHAREHOLDERS OF
TEDA TRAVEL INCORPORATED

      The undersigned, being a majority of the shareholders of TEDA TRAVEL INCORPORATED, a corporation of the State of Florida, ("Corporation"), do hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and do hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:

RESOLVED, that the CORPORATION hereby authorizes the removal of David Cheung as Chief Financial Officer and Director of the CORPORATION and appoints Peter Mak as the Chief Financial Officer and to the Board of Directors of the CORPORATION, effective immediately.

FURTHER RESOLVED, that each of the officers of the CORPORATION be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

      The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as the majority shareholders of TEDA TRAVEL INCORPORATED.

Dated: December 5, 2002

TEDA HOTEL MANAGEMENT PTE. LTD.	MAGNOLIA GROUP HOLDINGS LTD.
BY /s/ Hui Chin Tong, Godfrey	BY /s/ Hui Chin Tong, Godfrey

TAKEDA DEVELOPMENTS LTD.
BY /s/ Patrick Wu